Exhibit 5.1
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

October 3, 2005
ACCO Brands Corporation and each of
          the entities listed on Schedules I hereto
300 Tower Parkway
Lincolnshire, Illinois 60069

Re:	ACCO Brands Corporation
7 5/8% Senior Subordinated Notes due 2015
Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as special counsel to ACCO Brands Corporation, a Delaware corporation (the “Company”), in connection with the public offering of $350,000,000 aggregate principal amount of the Company’s 7 5/8% Senior Subordinated Notes due 2015 (the “Exchange Notes”) and related guarantees (the “Guarantees”) by the entities listed on Schedule I hereto (the “Guarantors”). The Exchange Notes and the Guarantees are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 7 5/8% Senior Subordinated Notes due 2015 of the Company (the “Original Notes”), together with guarantees thereof by the Guarantors, issued under an indenture, dated as of August 5, 2005, as amended by the Supplemental Indenture (the “Supplemental Indenture”), dated as of August 17, 2005 (such indenture, as so amended, the “Indenture”), among the Company, the Guarantors and Wachovia Bank, National Association, a nationally chartered banking association, as trustee (the “Trustee”), as contemplated by the Registration Rights Agreement, dated as of August 5, 2005, as amended by the Joinder Agreement, dated as of August 17, 2005 (as so amended, the “Registration Rights Agreement”), by and among the Company, the Guarantors, Citigroup Global Markets Inc., Goldman, Sachs & Co., Harris Nesbitt Corp., ABN AMRO Incorporated, NatCity Investments, Inc. and Piper Jaffray & Co.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

ACCO Brands Corporation et al.
October 3, 2005

     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 with respect to the Exchange Notes and the Guarantees to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Act (the “Registration Statement”); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the certificate of incorporation, articles of incorporation or certificate of organization or formation, as applicable, of the Company and each of the Guarantors other than GBC International, Inc., a Nevada corporation (such Guarantors, collectively, the “Covered Guarantors”); (v) the by-laws or company agreement, as applicable, of the Company and each of the Covered Guarantors; (vi) certain resolutions adopted by the board of directors of the Company and each of the Covered Guarantors relating to the Indenture, the Exchange Offer, the issuance of the Exchange Notes and the Guarantees and related matters; (vii) the Statement of Eligibility Under the Trust Indenture Act of 1939 on Form T-1 of the Trustee filed as Exhibit 25 to the Registration Statement; and (viii) forms of the Exchange Notes and the Guarantees. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Covered Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Covered Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company and the Covered Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed (i) the due authorization by all requisite action, corporate or other, by the parties thereto, other than the Company and the Covered Guarantors, (ii) the execution and delivery by such parties of such documents, other than the Company and the Covered Guarantors and (iii) except to the extent we opine on such matters below with respect to the Exchange Notes and the Guarantees, the validity and binding effect thereof on such parties. In rendering the opinions expressed below, we have also assumed, without independent investigation or verification of any kind, that the choice of New York law to govern such documents, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions. In addition, we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to such documents (other than with respect to the Company and the Covered Guarantors to the extent necessary to render the opinions set forth herein) with any

ACCO Brands Corporation et al.
October 3, 2005

state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Company and the Covered Guarantors to the extent necessary to render the opinions set forth herein). As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.
     Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Corporations Code of the State of California and those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than the Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.
     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Exchange Notes and the Guarantees (in the forms examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Original Notes and the guarantees of the Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (i) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the Guarantee of each Guarantor will constitute the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except (A) in each case, to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (B) in each case, we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture, the Exchange Notes or the Guarantees or any transactions contemplated thereby.
     In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Exchange Notes, by each Guarantor of its Guarantee and by the Company and the Guarantors of the Supplemental Indenture, and the performance by the Company and the Guarantors of their respective

ACCO Brands Corporation et al.
October 3, 2005

obligations thereunder and under the Indenture, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Guarantors or their respective properties are subject, except for those agreements and instruments which have been identified to us by the Company as being material to the Company and its subsidiaries and which are listed under Item 21(a) in Part II of the Registration Statement as exhibits thereto (the “Listed Agreements and Instruments”). We note that certain of the Listed Agreements and Instruments are governed by laws other than the Opined on Law. Our opinions expressed herein are based solely upon our understanding of the plain language of such agreements or instruments and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I
ACCO Brands International, Inc., a Delaware corporation
ACCO Brands USA LLC, a Delaware limited liability company
ACCO Europe Finance Holdings, LLC, a Delaware limited liability company
ACCO Europe International Holdings, LLC, a Delaware limited liability company
ACCO International Holdings, Inc., a Delaware corporation
Boone International, Inc., a California corporation
Day-Timers, Inc., a Delaware corporation
General Binding Corporation, a Delaware corporation
GBC International, Inc., a Nevada corporation
Polyblend Corporation, a Delaware corporation
Swingline Inc., a Delaware corporation
VeloBind, Incorporated, a Delaware corporation